Filed in the Department of
_______________	State on
9965- 1221
Filed this day of	Secretary of the Commonwealth
, 1999.

Commonwealth of Pennsylvania
Department of State

Secretary of the Commonwealth

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

ARTICLES OF INCORPORATION

OF

eRAD, INC.

In compliance with the requirements of the Business Corporation Law of the Commonwealth of Pennsylvania, Act of December 21,1988 (P.L. 1444, No. 177), the undersigned being of full age, desiring to be incorporated as a business corporation, do hereby certify:

_______________
9965- 1221

1.    The name of the business corporation is: eRAD, Inc.

2.    The location and post office address of its initial registered office in the Commonwealth is: 1511-1525 Hamilton Street, Allentown, PA, 18102.

3.    The purpose or purposes of the corporation are: The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized under the Business Corporation Law of the Commonwealth of Pennsylvania, Act of December 21, 1988 (P.L. 1444, No. 177).

4.    The duration of the corporation is to be Perpetual.

5.    The aggregate number of shares which the corporation shall have authority to issue: 3,000,000 shares of Common Stock at no par, fully paid.

6.    The names and resident addresses of each of the incorporators and the number and class of shares subscribed by each are:

Name	Address	Number and
Class of Shares

Edward R. Eidelman, Esquire	1511-1525 Hamilton Street	1 share common
Allentown, PA, 18102

7.    The total authorized capital is $100.00.

8.    The address of the registered office in Pennsylvania is: 1511-1525 Hamilton Street, Allentown, PA, 18102.

IN TESTIMONY WHEREOF, THE INCORPORATORS HAVE SIGNED AND SEALED THESE ARTICLES OF INCORPORATION THIS 23rd DAY OF AUGUST, 1999.

/s/ EDWARD R. EIDELMAN
EDWARD R. EIDELMAN

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles/Certificate of Merger
(15 Pa.C.S.)
☑    Domestic Business Corporation (§ 1926)
☐ Domestic Nonprofit Corporation(§ 5926)
☐ Limited Partnership(§ 8547)

__________	Document will be returned to the name and address you enter to the left.
Corporation Service Company
__________

Fee: $150 plus $40 additional for each
Party in additional to two

In compliance with the requirements of the applicable provisions (relating to articles of merger or consolidation), the undersigned desiring to effect a merger, hereby state that:

1.	The name of the corporation/limited partnership surviving the merger is:
ERAD. INC.

2.	Check and complete one of the following:
☑
The surviving corporation/limited partnership is a domestic business/nonprofit corporation/limited partnership and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the country of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	Country
1511-1525  Hamilton Street,  Allentown,  PA  18201

(b) Name of Commercial Registered Office Provider	Country
c/o

☐
The surviving corporation/limited partnership is a qualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of ___________ and the (a) address of its current registered Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider	Country
c/o
☐
The surviving corporation/limited partnership is a nonqualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of ___________ and the address of its principal office under the laws of such domiciliary jurisdiction is:

Number and Street	City	State	Zip

Commonwealth of Pennsylvania ARTICLES OF MERGER-BUSINESS 5 Page(s)

3.
The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the country of venue of each other domestic business/nonprofit corporation/limited partnership and qualified foreign business/nonprofit corporation/limited partnership which is a party to the plan of merger are as follows:

Name	Registered Office Address	Commercial Registered Office Provider	Country

ERAD ACQUISITION CORPORATION (not qualified in Pennsylvania)

4.	Check and if appropriate complete, one of the following:

☑	The plan of merger shall be effective upon filing these Articles/Certificate of Merger in the Department of state.

☐	The plan of merger shall be effective on: ___________at___________.
Date	Hour

5.	The manner in which the plan of merger was adopted by each domestic corporation/limited partnership is as follows:

Name	Manner of Adoption
ERAD, INC.	Adopted by action of the shareholders pursuant to 15 Pa.C.S. Sec, 1924

6.
Strike out this paragraph if no foreign corporation/limited partnership is a party to the merger.
The plan was authorized, adopted or approved, as the case may be, by the foreign business/nonprofit corporation/limited partnership (or each of the foreign business/nonprofit corporation/limited partnerships) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated/organized.

7.	Check and if appropriate complete, one of the following:

☐	The plan of merger is set forth in full In Exhibit A attached hereto and made a part hereof.

☑
Pursuant to 15 Pa.C.S. § 1901/§ 8547(b)(relating to omission of certain provisions from filed plans) the provisions if any, of the plan of merger that amend or constitute the operative provisions of the Articles of Incorporation/Certificate of Limited Partnership of the surviving corporation/limited partnership as in effect subsequent to the effective date of the plan are set forth in full In Exhibit A attached hereto and made a party hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation/limited partnership, the address of which is.

1511 Hamilton Street	Allentown	PA	18201
Number and street	City	State	Zip	Country

IN TESTIMONY WHEREOF, the undersigned Corporation/Limited partnership has caused those Articles/Certificate of Merger to be signed by a duly Authorized officer thereof this

25th day of October

2005

ERAD, INC.
Name of Corporation Limited Partnership

Signature

President
Title

ERAD ACQUISITION CORPORATION
Name of Corporation/Limited Partnership

Signature

President
Title

EXHIBIT A

ARTICLE 5 of the Articles of Incorporation shall be amended to read in its entirety as follows:

The authorized shares of the Corporation shall consist of 10,000,000 shares of Preferred Stock, par value $0.001 per share and 150,000,000 shares of Common Stock, par value $0.001 per share.

ARTICLE 7 of the Articles of Incorporation shall be deleted in its entirety.

ARTICLE 8 of the Articles of Incorporation shall be renumbered as ARTICLE 7.